UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2003

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28082 (Commission File Number)

05-0420589 (IRS Employer Identification No.)

50 Enterprise Center Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

Registrant’s telephone number, including area code: (401) 847- 3327 N/A (Former Name or Former Address, if Changed Since Last Report)

        We are filing this Form 8-K/A to supply the text of the original Form 8-K filed on March 12, 2003. The original filing inadvertently included only the text of the exhibit.

ITEM 5.     OTHER EVENTS.

         This report is being filed by KVH Industries, Inc. (“KVH”) to announce that KVH has extended the term of its Line of Credit with its bank, Fleet Capital Corporation, through June 30, 2003. The First Amendment to Loan Agreement is filed as Exhibit 10.1 to this report.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)     Exhibits

         Exhibit No.     Description

            10.1                  First Amendment to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH Industries, Inc.

Date: November 26, 2003	By: /s/ Patrick J. Spratt —————————————— Patrick J. Spratt Chief Accounting & Financial Officer